CONTRIBUTION AGREEMENT,

             PLAN AND AGREEMENT OF REORGANIZATION AND DISTRIBUTION

      This Agreement is made as of ------- --, 2000, by GENROCO, INC. ("GENROCO"), a Wisconsin corporation, with offices at 255 Info Highway, Slinger, Wisconsin 53086 and VIDEOPROPULSION, INC. ("VideoPropulsion"), a Wisconsin corporation, with offices at 251 Info Highway, Slinger, Wisconsin 53086.

      WHEREAS, VideoPropulsion is a corporation formed on [October --, 1999], and established for the purpose of taking title to certain assets associated with the video business of GENROCO (the "Division") and assuming certain of the liabilities associated with the video Division, such that VideoPropulsion will own substantially all of the assets, business and operations formerly and currently used and conducted by the Division (the "Division Business");

      WHEREAS, the parties wish to provide for the transfer of such net assets as will be transferred and delivered to VideoPropulsion, solely in exchange for the common stock of VideoPropulsion in accordance with the provisions of
 Section 351 of the Internal Revenue Code of 1986, as amended;

      WHEREAS,  the   parties   wish  to   provide   for  the   assumption   by
 VideoPropulsion of certain liabilities associated with the Division and the Division Business;

      WHEREAS, GENROCO intends to distribute all of the common stock of VideoPropulsion, pro rata, to the shareholders of GENROCO in accordance with resolu tions of the Board of Directors of GENROCO and in accordance with the terms of a tax opinion obtained from GENROCO's tax counsel to the effect that such distribution will not be taxable to the shareholders of GENROCO (the "Distribution"), so that after the Distribution GENROCO will own no shares of stock representing the equity of VideoPropulsion and VideoPropulsion will be a corporation whose shares are quoted and traded as an over the counter security;

      WHEREAS, the parties wish to provide for their agreements with respect to certain matters pertaining to their business relationships following the Distribution and other matters mutual to their interest;

      NOW THEREFORE, in furtherance of the foregoing purposes and in considera tion of the issuance of the common stock of VideoPropulsion to GENROCO as provided in Section 3.1 and the mutual promises and undertakings herein contained and contained in any agreement or other document executed in connection with this Agreement, the parties agree as follows:

                                   ARTICLE I
                           EFFECTIVE DATE AND CLOSING

      SECTION 1.1 Unless otherwise provided in this Agreement, or in any agreement to be executed in connection with this Agreement, the effective date of each transfer of property, assumption of liability, license, undertaking, or agreement in connection herewith shall be 12:01 a.m., Central Standard Time, January 1, 2000 (the "Effective Date"), or such other date as may be fixed by the Board of Directors of GENROCO.

     SECTION 1.2 This Agreement shall be void if the Board of Directors of GENROCO refrains from declaring or proceeding with the Distribution.

     SECTION 1.3 Unless otherwise provided herein, the closing of the transactions contemplated hereunder shall occur by the lodging of each of the executed instruments of transfer, assumptions of liability, undertakings, agreements, instruments or other documents executed or to be executed in connection with this Agreement with Quarles & Brady LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, attorneys for GENROCO, to be held in escrow for delivery as provided in Section 1.4 of this Agreement.

     SECTION 1.4 Upon receipt of a certificate of the Secretary of GENROCO in the form attached to this Agreement as Exhibit A, Quarles & Brady LLP shall deliver to VideoPropulsion on behalf of GENROCO all of the items required to be delivered by GENROCO hereunder lodged with it pursuant to Section 1.3 of this Agreement and each such item shall be deemed to be delivered to VideoPropulsion as of the Effective Date upon delivery of such certificate. Upon receipt of a certificate of the Secretary of VideoPropulsion in the form attached to this Agreement as Exhibit B, Quarles & Brady LLP shall deliver to GENROCO on behalf of VideoPropulsion all of the items required to be delivered by VideoPropulsion hereunder and each such item shall be deemed to be delivered to GENROCO as of the Effective Date upon receipt of such certificate.

                                   ARTICLE II
                                    CLOSING

     SECTION 2.1 As of the Effective Date, GENROCO will or will cause an appropriate subsidiary to deliver to VideoPropulsion all of the following:

      (a) Duly executed lease, substantially in the form annexed as Exhibit C, to certain facilities used by VideoPropulsion;

      (b)  Duly executed General Assignment, Assumption and Agreement Regarding
           Litigation,  Claims   and  Other   Liabilities  (the   "Assignment")
           substantially in the form annexed as Exhibit D;

      (c) Duly executed assignments of the patents listed on Schedule 2.1(c) and a license of certain patents listed on Schedule 2.1(c), and a duly executed Transitional Trademark Use and License Agreement substantially in the form annexed as Exhibit E;

      (d) Duly executed Insurance Matters Agreement substantially in the form annexed as Exhibit F;

      (e)  Cash, as provided in the Assignment;

      (f)  A  duly  executed  Employee   Benefits  and  Compensation  Agreement
           substantially in the form annexed as Exhibit G;

      (g) A duly executed Tax Sharing and Indemnification Agreement (the "Tax Agreement") substantially in the form annexed as Exhibit H;

      (h) Such documents or instructions as may be necessary to satisfy the provisions of Section 4.7 of this Agreement;
      (i)  A   duly   executed   Interim   Administrative   Services  Agreement
           substantially in the form annexed as Exhibit I;

      (j)  A  duly   executed  Confidentiality   and  Non-Disclosure  Agreement
           substantially in the form annexed as Exhibit J;

      (k) Such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof including a Bill of Sale and Assumption of Liabilities in the form annexed as Exhibit K;

     SECTION 2.2 As of the Effective Date, VideoPropulsion will deliver to GENROCO all of the following:

     (a) In each case where VideoPropulsion is a party to any agreement or instrument referred to in Section 2.1, a duly executed counterpart of such agreement or instrument;

      (b) A certificate or certificates representing all of the outstanding shares of the common stock of VideoPropulsion other than those already owned by GENROCO, all as provided in Section 3.1;

      (c) Resignations of each person employed by VideoPropulsion who is an officer of GENROCO, or any of its subsidiaries or affiliates not constituting part of the Division, immediately prior to the Effective Date;

      (d) Such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof.

                                  ARTICLE III
                                THE DISTRIBUTION

     SECTION 3.1 By the Effective Date, VideoPropulsion shall issue and deliver to GENROCO a certificate or certificates registered in the name of
 GENROCO  representing  that  number   of  shares  of   the  common  stock   of
 VideoPropulsion which, when taken together with the shares of common stock already owned by GENROCO, will result in GENROCO owning, of record and beneficially, all of the issued and outstanding shares of VideoPropulsion common stock and a number such that GENROCO shall own one (1) share of the common stock of VideoPropulsion for each one (1) share of the common stock of GENROCO issued and outstanding (the "Distribution Ratio") on the Record Date for the Distribution (the "Record Date"). Each share of the common stock of VideoPropulsion shall be validly issued, fully paid, nonassessable and free of preemptive rights, except for statutory liability under Wis. Stats. Section 180.0622(2)(b). References to Wis. Stats. Section 180.0622(2)(b) shall include authoritative judicial interpretations thereof (and of the substantially identical predecessor statute, Section 180.40(6) of the Wisconsin Business Corporation Law, in effect prior to January 1, 1991).

     SECTION 3.2 Nothing contained in Section 3.1 or elsewhere in this Agreement, including the Schedules, Exhibits, and Annexes hereto, shall be construed to limit or alter the authority of the Board of Directors of GENROCO to declare or refrain from declaring the Distribution, fixing or changing the Record Date, fixing or changing the Effective Date, or fixing or changing all the appropriate procedures in connection with the Distribution, including the Distribution Ratio, and no rights shall have been created hereunder in favor of any person, whether or not a party to this Agreement, in respect of this Distribution. In the event the Board of Directors of GENROCO refrains from declaring the Distribution, GENROCO will be responsible for any costs or expenses incurred by GENROCO or VideoPropulsion in connection with the Distribution.

                                   ARTICLE IV
                                 OTHER MATTERS

     SECTION 4.1 In addition to the specific agreements, documents and instruments of transfer and assumption annexed to this Agreement as Exhibits, GENROCO and VideoPropulsion agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to effect the purposes of this Agreement.

     SECTION 4.2 GENROCO does not, in this Agreement or any other agreement, instrument or document contemplated by this Agreement, make any representation as to, warranty of or covenant with respect to:

      (a) the value of any asset or thing of value to be transferred to VideoPropulsion;

      (b) the freedom from encumbrance of any asset or thing of value to be transferred to VideoPropulsion;

      (c) the absence of defenses or freedom from counterclaims with respect to any claim, including accounts receivable, to be transferred to VideoPropulsion; or

      (d) the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any asset or thing of value upon its execution, delivery and filing.

     All assets to be transferred to VideoPropulsion shall be transferred "AS IS, WHERE IS" and VideoPropulsion shall bear the economic, legal or other risk that any conveyance shall prove to be insufficient to vest in VideoPropulsion good and marketable title, free and clear of any lien, claim, equity or other encumbrance.

     SECTION 4.3 Each of GENROCO and VideoPropulsion will execute and deliver such further instruments of conveyance, transfer and assignment and will take such other actions as either of them may reasonably request of the other in order to effectuate the purposes of this Agreement and to carry out the terms hereof. At the request of VideoPropulsion and without further consideration, GENROCO will execute and deliver to VideoPropulsion such other instruments of transfer, conveyance, assignment, substitution and confirmation and take such action as VideoPropulsion may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to VideoPropulsion and, subject to the provisions of Section 4.2, confirm VideoPropulsion's title to all of the assets, rights and other things of value contemplated to be transferred to VideoPropulsion hereunder, to place VideoPropulsion in actual possession and operating control thereof and to permit VideoPropulsion to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained). At the request of GENROCO and without further consideration, VideoPropulsion will execute and deliver to GENROCO all instruments, assumptions, novations, undertakings, substitutions or other documents and take such other action as GENROCO may reasonably deem necessary or desirable in order to have VideoPropulsion fully and unconditionally assume and discharge the liabilities contemplated to be assumed by VideoPropulsion under this Agreement or any document in connection herewith and to relieve GENROCO of any liability or obligation with respect thereto and evidence the same to third parties. Neither GENROCO nor VideoPropulsion shall be obligated, in connection with the foregoing, to expend money other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees.

     GENROCO and VideoPropulsion will use their reasonable efforts to obtain any consent, substitution, approval or amendment required to novate or assign all agreements, leases, licenses and other rights of any nature whatsoever relating to the assets, rights and other things of value to VideoPropulsion; provided, however, that neither GENROCO nor VideoPropulsion shall be obligated to pay any consideration therefor (except for filing fees and other similar charges) to the third party from whom such consents, approvals, substitutions and amendments are requested. If GENROCO or VideoPropulsion is unable to obtain any such required consent, approval, substitution or amendment, GENROCO shall continue to be bound by such agreements, leases, licenses and other rights and, unless not permitted by law or the terms thereof, VideoPropulsion shall, as agent for GENROCO or as subcontractor, pay, perform and discharge fully all the obligations of GENROCO thereunder from and after the Effective Date and indemnify and hold harmless GENROCO from and against all losses, claims, damages, liabilities and expenses whatsoever arising out of or in connection with VideoPropulsion's performance of, or omission to perform, its obligations thereunder. VideoPropulsion will not be responsible for or indemnify GENROCO for any claims, damages, liabilities, and expenses whatsoever arising out of or in connection with GENROCO performance of or omissions to perform any of its remaining obligations under such agreements, leases, licenses and other rights thereof. GENROCO shall, without further consideration, pay, transfer or remit, as the case may be, to VideoPropulsion promptly all money, rights and other consideration received in respect of such performance. GENROCO shall exercise its rights and options under all such agreements, leases, licenses and other rights and obligations referred to in this Section 4.3 only as reasonably directed by VideoPropulsion and at VideoPropulsion's expense. If and when any such consent shall be obtained or such agreement, lease, license or other rights shall otherwise become assignable or able to be novated, GENROCO shall promptly assign all its rights and obligations thereunder to VideoPropulsion without payment of further consideration and VideoPropulsion shall, without the payment of any further consideration, assume such rights and obligations. To the extent that the assignment of any contract or agreement or the proceeds thereof pursuant to this Section 4.3 is prohibited by law, the assignment provisions of this paragraph shall operate to create a subcontract with VideoPropulsion to perform each relevant, unassignable contract or agreement, and the subcontract price paid to VideoPropulsion shall be equal to the money, rights and other consideration received by GENROCO with respect to the performance by VideoPropulsion under such subcontract.

     SECTION 4.4 VideoPropulsion and GENROCO agree to cooperate to determine the amount of sales, transfer or other similar taxes or fees (including, but not limited to, all patent, copyright transfer taxes and recording fees) payable in connection with the transactions contemplated by this Agreement. GENROCO and VideoPropulsion agree to file promptly and timely returns for such taxes with the appropriate taxing authorities and remit payment thereof in accordance with the terms of the Tax Agreement.

     SECTION 4.5 VideoPropulsion shall authorize the execution and cause the authorized officers of VideoPropulsion to execute all documents, notes and undertakings and to do such other things required in connection with the irrevocable and unconditional assumption by VideoPropulsion without any recourse whatsoever to GENROCO of all obligations of GENROCO related to the Division including the assumption of any debt outstanding thereunder and the novation thereof.

     SECTION 4.6 VideoPropulsion shall, in addition to its obligations under the Tax Agreement, cooperate with GENROCO and tax counsel to GENROCO in obtaining an opinion from the tax counsel to the effect that the Distribution will be tax free to GENROCO and GENROCO shareholders. In that regard, VideoPropulsion agrees that it will authorize, cause to be executed and comply with any and all undertakings, representations or agreements required in connection with obtaining tax counsel's opinion.

     SECTION 4.7 GENROCO and VideoPropulsion agree that the expenses associated with preparation of this Agreement, the transfers contemplated hereunder, matters related to the organization of VideoPropulsion, the Distribution and related employment matters shall be borne by GENROCO.

                                   ARTICLE V
                                 MISCELLANEOUS

     SECTION 5.1 This Agreement, including the Schedules, Annexes and Exhibits hereto, any related agreements and the agreements and other documents referred to herein, shall constitute the entire Agreement between GENROCO and VideoPropulsion with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

     SECTION 5.2 This Agreement shall be governed and construed and enforced in accordance with the internal laws of the State of Wisconsin as to all matters, including without limitation, matters of validity, construction, effect, performance and remedies.

     SECTION 5.3 This Agreement may be amended, modified or supplemented only by a written agreement of the parties.

     SECTION 5.4 This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

     SECTION 5.5 This Agreement is solely for the benefit of the parties and is not intended to confer upon any person except the parties any rights or remedies hereunder. There are no third party beneficiaries to this Agreement.

     SECTION 5.6 This Agreement, and any other agreement to be executed in connection herewith, may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 5.7 In the event of conflict between this Agreement and any other agreement executed in connection herewith, the provisions of such other agreement, including the Schedules, Annexes, and Exhibits hereto, shall prevail.

     SECTION 5.8 If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

     IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized officers this ---- day of -------, 2000.

 GENROCO, INC.                          VIDEOPROPULSION, INC.

 By: -----------------------------      By: -----------------------------
     Keith Brue                              Chris Good
     Executive Vice President                Executive Vice President
     and Chief Financial Officer             and Chief Technical Officer